UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 15, 2010
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Sysco Corporation
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Pending Retirement of Stephen F. Smith from the position Executive Vice President, South and West U.S. Foodservice Operations and Announcement of Expanded Responsibilities for Michael W. Green, currently Executive Vice President, Northeast and North Central U.S. Foodservice Operations

On March 15, 2010, Sysco Corporation (the “Company”) received notice from Stephen F. Smith, Executive Vice President, South and West U.S. Foodservice Operations, of his intention to retire from his position effective July 3, 2010, the last day of the Company’s current fiscal year.  Following Mr. Smith’s retirement and beginning July 4, 2010, Michael W. Green will assume expanded responsibilities over all of the Company’s U.S. Broadline Foodservice Operations under the title of Executive Vice President, Foodservice Operations.

Transition and Retirement Agreement between Mr. Smith and the Company

In connection with his notice of intent to retire, on March 17, 2010, the Company and Mr. Smith agreed in principle upon the terms of a transition and retirement agreement (the “Retirement Agreement”), which is expected to be signed next week and will become effective 8 days after signing.  The material terms of the Retirement Agreement are as follows:

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Mr. Smith will continue to serve in his current capacity as Executive Vice President, South and West U.S. Foodservice Operations, and to receive his current base salary and other benefits, through July 3, 2010.

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In recognition of Mr. Smith’s significant contributions to the Company, his agreement to remain in his current position through the end of the current fiscal year and his agreement to provide important consulting and other assistance to the Company and its operating companies after his retirement, as well as the release, non-compete and non-solicitation agreements described below, the Company has agreed to provide Mr. Smith with a cash payment of $250,000 upon his retirement; provided, however, that Mr. Smith is only entitled to this payment if he does not engage in activity that would entitle the Company to terminate his employment for cause, as defined in the Retirement Agreement.  This amount will be paid in a lump sum within 60 days after his retirement and will not be eligible for purposes of determining Mr. Smith’s benefits under the Company’s Supplemental Executive Retirement Plan.

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Mr. Smith agrees, among other things, that for a period of two years following his retirement from the Company, he will not solicit certain suppliers, compete with the Company with respect to certain customers and competitors, or solicit or recruit employees, and certain specified former employees, of the Company, subject to specified limitations. Mr. Smith also agrees that for a period of five years following his retirement from the Company he will not disclose the Company’s confidential information, subject to specified limitations.

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Both parties agree that neither shall make any disparaging comments or accusations detrimental to the reputation, business, or business relationships of the other except in connection with legal proceedings or as required by any state or federal law enforcement agency.

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Both parties agree to release, to the fullest extent permitted by law, the other party from all prior and/or current legal claims, as further specified within the Retirement Agreement, and agree not to sue with respect to any such released claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: March 19, 2010	By:	/s/ Russell T. Libby
Russell T. Libby
Vice President and Associate General Counsel